Exhibit 99.1

Vignette Reports Preliminary Third-Quarter 2004 Financial Results

    AUSTIN, Texas--(BUSINESS WIRE)--Oct. 4, 2004--Vignette Corporation (Nasdaq:VIGN) today announced preliminary financial results for the quarter ended September 30, 2004. Vignette expects total revenue for the quarter to be in the range of $42.0 million to $42.5 million. GAAP net loss for the third quarter is expected to be approximately ($0.04) per share. Non-GAAP net loss for the third quarter is expected to be approximately ($0.02) per share. Non-GAAP results for the quarter exclude approximately $2.8 million of charges related to the amortization of acquired technology, approximately $1.4 million of charges related to the amortization of intangible assets, approximately $0.2 million of charges related to the amortization of deferred stock compensation and approximately $0.2 million of charges related to acquisition and integration charges. Management believes these non-GAAP financial measures assist management and investors in evaluating, and comparing from period to period, results for ongoing operations in a more meaningful and consistent manner while also highlighting more meaningful trends in the results of operations.
    The company's cash, cash equivalents and short-term investments are expected to be in excess of $170 million as of September 30, 2004, which is greater than the company's prior expectations.
    Vignette will host a conference call and live webcast regarding its preliminary third quarter 2004 financial results on Monday, October 4, 2004, at 5:00 p.m. EDT.
    To access the webcast, visit the Investor Relations section of Vignette's website.
    If you are not able to access the live webcast, dial-in information is as follows:

*T
Dial-in number: United States: 888-273-9885
                International: 612-332-0637

Call title: Vignette Financial Results
*T
    The webcast and conference call will be archived and available for replay from Monday, October 4, 2004, at 8:30 p.m. EDT to Sunday,
October 10, 2004, at 12:59 a.m. EDT. The replay information is as follows:


Toll-free number: 800-475-6701
International number: 320-365-3844
Access code: 749824

    Vignette expects to report full third-quarter 2004 financial results on Tuesday, October 19, 2004.

    About Vignette Corporation

    Vignette's software and expertise help organizations harness the power of information and the Web for measurable improvements in business efficiency. As the efficiency experts, Vignette (Nasdaq:VIGN) helps organizations increase productivity, reduce costs, improve user experiences and manage risk. Vignette's intranet, extranet and Internet solutions incorporate portal, integration, enterprise content management and collaboration capabilities that can rapidly deliver unique advantages through an open, scalable and adaptable architecture that integrates with legacy systems. Vignette is headquartered in Austin, Texas, with local operations worldwide. Visit http://www.vignette.com/ to see how Vignette customers achieve measurable improvements in business efficiency and to find out why more companies prefer Vignette.

    FORWARD-LOOKING STATEMENTS

    This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements included in this document are based upon information available to Vignette as of the date hereof, and Vignette assumes no obligation to update any such forward-looking statement. Investors are cautioned that actual results could differ from Vignette's preliminary estimates upon completion of the company's normal quarter-end closing procedures.

    Vignette, the V Logo, e:fficiency, and e:fficiency experts are trademarks or registered trademarks of Vignette Corporation in the United States and other countries.

    CONTACT: Vignette Corporation, Austin
             Investor Contact:
             Charles Sansbury, 512-741-4400
             csansbury@vignette.com
             or
             Press Contacts:
             Alison Raffalovich, 512-741-1214
             alison.raffalovich@vignette.com
             or
             Jim Hahn, 512-741-4871
             jhahn@vignette.com